EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the quarterly report on Form 10-Q of Cox Communications, Inc. (the “Company”) for the period ended September 30, 2004, as filed with the Securities and Exchange Commission as of the date hereof, I, James O. Robbins, Chief Executive Officer of the Company, and I, Jimmy W. Hayes, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James O. Robbins

Name:	James O. Robbins
Title:	Chief Executive Officer
Date:	November 4, 2004

/s/ Jimmy W. Hayes

Name:	Jimmy W. Hayes
Title:	Chief Financial Officer
Date:	November 4, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to Cox and will be retained by Cox and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cox under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q, irrespective of any general incorporation language contained in such filing).